Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

MAINZ BIOMED N.V.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, nominal value EUT 0.40 per share	(1)	457(o)			$0.00	$3,000,000.00	0.0001531	$460.00
Fees to be Paid	Equity	Pre-Funded Warrants to purchase Ordinary Shares	(2)	Other				0.00	0.0001531	0.00
Fees to be Paid	Equity	Ordinary Shares underlying the Pre-Funded Warrants	(3)	457(o)				0.00	0.0001531	0.00
Fees to be Paid	Equity	Ordinary Share Purchase Warrants	(4)	Other				0.00	0.0001531	0.00
Fees to be Paid	Equity	Ordinary Shares underlying the Ordinary Share Purchase Warrants		457(o)			0.00	4,500,000.00	0.0001531	690.00
Fees to be Paid	Equity	Ordinary Units	(5)	Other				0.00	0.0001531	0.00
Fees to be Paid	Equity	Pre-Funded Units	(6)	Other		$		$0.00	0.0001531	$0.00

Total Offering Amounts:								$7,500,000.00		0.00
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$1,150.00

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional ordinary shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the ordinary units/pre-funded units at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The exercise of the Ordinary Share Purchase Warrants shall equal the sale price per Ordinary Unit pursuant to this offering.

The proposed maximum aggregate offering price of the Ordinary Units will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Units to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Ordinary Units issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Ordinary Units and Pre-Funded Units (including the Ordinary Shares issuable upon exercise of the pre-funded warrants), if any, is $3,000,000.
(2)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the ordinary units/pre-funded units at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The exercise of the Ordinary Share Purchase Warrants shall equal the sale price per Ordinary Unit pursuant to this offering.

The proposed maximum aggregate offering price of the Ordinary Units will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Units to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Ordinary Units issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Ordinary Units and Pre-Funded Units (including the Ordinary Shares issuable upon exercise of the pre-funded warrants), if any, is $3,000,000.

In accordance with Rule 457(g) under the Securities Act, because the Registrant’s Ordinary Shares underlying the Ordinary Shares Purchase Warrants, Pre-Funded Warrants and Ordinary Units are registered hereby, no separate registration fee is required with respect to such securities registered hereby.
(3)	The proposed maximum aggregate offering price of the Ordinary Units will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Units to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Ordinary Units issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Ordinary Units and Pre-Funded Units (including the Ordinary Shares issuable upon exercise of the pre-funded warrants), if any, is $3,000,000.
(4)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the ordinary units/pre-funded units at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The exercise of the Ordinary Share Purchase Warrants shall equal the sale price per Ordinary Unit pursuant to this offering.

In accordance with Rule 457(g) under the Securities Act, because the Registrant’s Ordinary Shares underlying the Ordinary Shares Purchase Warrants, Pre-Funded Warrants and Ordinary Units are registered hereby, no separate registration fee is required with respect to such securities registered hereby.
(5)	In accordance with Rule 457(g) under the Securities Act, because the Registrant’s Ordinary Shares underlying the Ordinary Shares Purchase Warrants, Pre-Funded Warrants and Ordinary Units are registered hereby, no separate registration fee is required with respect to such securities registered hereby.
(6)	In accordance with Rule 457(g) under the Securities Act, because the Registrant’s Ordinary Shares underlying the Ordinary Shares Purchase Warrants, Pre-Funded Warrants and Ordinary Units are registered hereby, no separate registration fee is required with respect to such securities registered hereby.